ISCO International Reports Financial Results for the First Quarter 2007, Product Update and Investor Call

ELK GROVE VILLAGE, IL -- 05/03/2007 -- ISCO International, Inc. (AMEX: ISO), a leading supplier of RF management and interference-control solutions for the wireless telecommunications industry, today reported financial results for the first quarter 2007. The Company also provided a product update and information regarding an upcoming investor call.

First Quarter Results

ISCO reported consolidated net revenues of $1.0 million for the quarter-ended March 31, 2007, versus $1.3 million during the comparable period of 2006. Gross margins decreased to 26% from 38% for the same periods, due partly to a reduction in volume related efficiencies and partly to the deferral of higher margin software-related revenue that must be recognized over time. Deferred software revenue increased to $0.3 million at March 31, 2007, an item that didn't exist at March 31, 2006. The consolidated net loss was $2.4 million for the quarter-ended March 31, 2007, versus $1.7 million during the same period of 2006.

"Naturally we are disappointed with our first quarter results, an outcome we worked hard to avoid after similar results in the first quarter of 2006. Though we continue to expand and differentiate our product portfolio and customer base, there remains a good deal of demand volatility in our business segment due to structural changes in the industry," said John Thode, CEO of ISCO. "While our strategy is to exploit these discontinuities, we are still impacted by overall demand and spending patterns of our customers." Thode added, "While we are not unique in this regard, we do see segment demand growing throughout the year and our objective in 2007 remains the same: to substantially grow our top and bottom line results on a full-year basis. As an example, we have received more customer orders in April than during the entire first quarter, and as of today have more revenue in hand than on the same date last year."

Non-cash charges related to stock option expense increased by $0.3 million in the first quarter of 2007 from the first quarter of 2006. Cash Flow as measured by EBITDA (earnings before interest, taxes, depreciation and amortization), and adjusted for non-cash equity compensation expense, was a loss of $1.7 million during the quarter ended March 31, 2007 and $1.3 million during the quarter ended March 31, 2006. Please see the note on non-GAAP financial information attached.

Product Update

"While we continue to aggressively expand our portfolio of high performance RF products (Ground Mounted Amps, Tower Mounted Amps, Integrated Modules, and Filters), we have made substantial progress toward the completion of our fully digital (dANF) filtering platform," said Thode. He added, "As we more broadly expose the platform, we are pleased with the level of validation we are receiving by customers and potential partners. Additionally, based upon the significantly insightful feedback, we have begun to evaluate several new horizontal applications for the platform. While not totally unexpected, due to the flexibility of the software-based digital implementation of the platform, it is encouraging to see the emerging opportunity space expanding beyond the bounds we had originally envisioned."

Investor call

An investor call will be held on Thursday, May 10th, at 4:30pm eastern. To participate in the call domestically, dial 1-800-374-0113. International callers should dial 1-706-758-9607. The conference name is "ISCO." The call will be replayed for 30 days at 1-800-642-1687 (or 1-706-645-9291 for international callers).

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link is below.

Webcast link: http://www.b2i.us/external.asp?b=826&id=36731&from=du&L=e

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measure: GAAP net income (loss) excluding non-cash charges for patent amortization, depreciation and other amortization, equity compensation, and accrued interest expense. We present this non-GAAP financial measure as a supplement in reporting our financial results to provide investors with an additional tool to evaluate our operating results. This non-GAAP financial measure should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses the above non-GAAP financial measure internally to understand, manage and evaluate our business, particularly on a cash flow basis. Our management believes this measure is useful for the Company and investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense for example, and the non-GAAP measure which excludes this item, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods. This non-GAAP measure is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends. Our management believes this non-GAAP financial measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Management sets operating plans and is evaluated and measured on both net result as well as cash flow as typically measured by EBITDA (earnings before interest, taxes, depreciation and amortization), removing the non-cash impact of equity compensation expense, and thus uses this non-GAAP measure internally on a regular basis.

Non-GAAP Measurement Table:
                                  Unaudited              Unaudited
                                3 months ended         3 months ended
                                 Mar 31, 2007           Mar 31, 2006
($millions)
Net loss per GAAP                    ($2.4)                 ($1.7)

Non-cash Equity Compensation          $0.5                   $0.2
Depreciation and Amortization         $0.0                   $0.0
Accrued Interest                      $0.2                   $0.2
                                ----------            -----------
Net "Cash Flow" Result               ($1.7)                 ($1.3)
                                ==========             ==========
Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's need and ability to obtain additional financing in the future ;the Company's need and ability to refinance its existing debt; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

                                               Three Months Ending
                                            March 31,       March 31,
                                              2007            2006
                                           -----------     -----------
                                                    UNAUDITED

    Net sales                              $   953,000     $ 1,326,000
    Costs and expenses:
      Cost of sales                            710,000         830,000
      Research and development                 621,000         464,000
      Selling and marketing                    583,000         631,000
      General and administrative             1,200,000         941,000
                                           -----------     -----------

    Total costs and expenses                 3,114,000       2,866,000

    Operating loss                         $(2,160,000)    $(1,540,000)

    Other income (expense):
      Interest income                           18,000          31,000
      Interest expense                        (255,000)       (191,000)
                                           -----------     -----------
    Total other income (expense)           $  (237,000)    $  (160,000)

    Net loss                               $(2,397,000)    $(1,700,000)

    Basic and diluted loss per common
     share                                 $     (0.01)    $     (0.01)

    Weighted average number of common
     shares outstanding                    190,056,000     183,570,000

Selected Balance Sheet Information:        (unaudited)
                                            March 31,      December 31,
                                              2007              2006
                                           -----------      -----------

    Cash and equivalents                   $ 2,178,000      $ 2,887,000
    Working Capital excl. Debt             $ 8,282,000      $ 9,874,000
    Total Assets                           $24,089,000      $26,875,000
                                           -----------      -----------
    Debt, short term and long term,
     including related accrued interest    $16,683,000      $16,428,000
    Stockholders' Equity                   $ 6,252,000      $ 8,164,000
Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492

INTERNET: iscoir@iscointl.com